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                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is dated as of October 1, 1994 and is between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company"), and DAVID CARMAN (the "Executive").

                                   Background

         A. The Company and the Executive are parties to an Employment Agreement dated as of June 1, 1993 (the "Employment Agreement"). Terms capitalized and not otherwise defined herein shall have the meanings given to them, respectively, in the Employment Agreement.

         B. The Company and the Executive wish to amend the Employment Agreement in certain respects, as more particularly set forth herein.

                                   Covenants

         In consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

         1. Amendments. The Agreement is hereby amended in the following respects:

                  1.1. Section 1(a) of the Employment Agreement is amended by
(i) changing the Executive's title from "Vice President" to "Executive Vice President," (ii) adding the President of the Company to the list of persons who may assign duties to the Executive, (iii) changing "40%" to "60%" in line eleven thereof and (iv) adding the following sentence after the existing text of such section: "Furthermore, nothing contained herein shall be construed to prevent the Executive from serving on the board of directors of not more than one corporation unaffiliated with the Company (subject, however, to approval thereof by the Board, which shall not be unreasonably withheld)." As so amended, Section 1(a) of the Employment Agreement is restated in its entirety as follows:

         "(a) Duties.

              The Company shall employ the Executive, on the terms set forth in this Agreement, as Executive Vice President of the Company. No part of the Executive's duties hereunder shall be performed in the United Kingdom. The Executive accepts such employment with the Company and shall perform and fulfill such duties set forth in Schedule A hereto as are reasonably assigned to him hereunder by the President, Chief Executive Officer or the Board of Directors


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              of the Company (the "Board"). The Executive shall devote his best efforts and up to 60% of his professional time and attention to the performance and fulfillment of his duties and to the advancement of the interests of the Company; provided, however that such percentage is subject to review by the Compensation Committee of the Board (the "Compensation Committee") from time to time as the circumstances of the Executive's responsibilities may change and may be increased or decreased with the written consent of the Executive. Nothing contained herein shall be construed, however, to prevent the Executive from trading in or managing, for his own account and benefit, stocks, bonds, securities, real estate, commodities or other forms of investments (subject to law and Company policy with respect to trading in Company securities. Furthermore, nothing contained herein shall be construed to prevent the Executive from serving on the board of directors of not more than one corporation unaffiliated with the Company (subject, however, to approval thereof by the Board, which shall not be unreasonably withheld)."

                  1.2. The Employment Agreement is hereby amended by deleting therefrom Section 4(d).

                  1.3. Section 12(a) of the Employment Agreement is hereby amended by deleting the name "John J. Turchi, Jr." from the address for notices to be given to the Company.

                  1.4. The Employment Agreement is hereby amended by adding thereto a new Section 14, as follows:

                        "14.  Change of Control.

                              (a) Consequences of a Change of Control. Upon a Change of Control (as defined in Section 14(b) hereof), notwithstanding anything in this Agreement to the contrary, the following provisions shall apply:

                                  (1) Payment of Salary. The Executive shall receive an immediate lump sum payment (within 30 days of the Change of Control) of the greater of two years' Base Salary at the rate in effect as of the date of such Change of Control, or the Base Salary payable during the balance of the Term of this Agreement.

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                                  (2) Payment of Bonus. The Executive shall
                                  receive an immediate lump sum payment (within 30 days of the Change of Control) of the annual bonuses that the Executive would be entitled to through the remainder of the Term of this Agreement. For purposes of this
                                  Section 14(a)(2), the annual bonus that the Executive would be entitled to receive for each remaining year in the Term of this Agreement shall be equal to the last bonus the Executive received prior to the Change of Control.

                                  (3) Continuation of Benefits. All benefit plans and programs in which Executive is entitled to participate pursuant to Section 3(c) of this Agreement shall be continued in effect for the full Term of this Agreement. In the event that the Executive's participation in any such benefit plan or program is barred, the Company shall arrange to provide the Executive with benefits during such period which are substantially similar to those which the Executive is entitled to receive under such plans and programs.

                                  (4) Vesting of Options. All unvested and unexercised Options granted to the Executive under Section 6 of this Agreement, shall become immediately vested and exercisable by the Executive.

                                  (5) Inapplicability of Restrictive Covenants. The provisions of Section 10(a) (competition) of this Agreement shall no longer be applicable.

                              (b) "Change of Control" Defined. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if:

                                  (i) any "Person" (including any individual, firm, corporation, partnership or other entity except the Company or any employee benefit plan of the Company or of any Affiliate or Associate [each as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended], or any Person or entity organized,

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                                  appointed or established by the Company for or
                                  pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner in the aggregate of 20% or more of the Common Stock then outstanding; provided, however, that no Change of Control shall be deemed to have occurred during any period in which any such Person (and its Affiliates and Associates) are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 30% of the Common Stock then outstanding or to solicit proxies; or

                                  (ii) during any 24-month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election or the nomination for election by the Company's stockholders of at least 75% of the directors who were not directors at the beginning of such period was approved by a vote of at least 75% of the directors in office at the time of such election or nomination who were directors at the beginning of such period."

         2.  Miscellaneous.

                  2.1. Entire Agreement. The Employment Agreement, as amended by this Amendment, plus the Side Letter Agreement between the parties dated July 7, 1995, (the "Side Letter Agreement"), contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements and understandings between them with respect to the subject matter thereof. The Employment Agreement may not be further modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

                  2.2. Inconsistency with Employment Agreement. Except as otherwise agreed in writing by the parties, in the event of any inconsistency between this Amendment and the Employment Agreement or the Side Letter Agreement, the terms and provisions of this Amendment shall control, and the terms and provisions of such other agreement shall be ineffective to the extent of such inconsistency.

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                  2.3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal substantive and procedural laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles.

                  2.4. Headings. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Amendment.

                  2.5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Amendment.

         3. Ratification and Confirmation. All of the terms and conditions of the Employment Agreement, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first written above.

                                            NATIONAL MEDIA CORPORATION

                                           By: /s/ Mark P. Hershhorn
                                               ------------------------------
                                               Mark P. Hershhorn
                                               Chief Executive Officer



                                           DAVID CARMAN

                                           /s/ David Carman
                                           ---------------------------------


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